EXHIBIT 10.30

128 Technology Center
Parametric Technology Corporation
Amendment No. 13

Reference is made to that certain Lease dated June 1, 1987 between Wells Avenue Senior Holdings LLC, as successor in interest to Dominic J. Saraceno, Kurt W. Saraceno and Edward R. Werner, Trustees of the 128 Technology Trust, as Lessor, and Parametric Technology Corporation, as Lessee, as amended by instruments dated March 10, 1988, November 9, 1988, November 8, 1989, January 21, 1991, March 10, 1992, November 25, 1992, June 8, 1993, April 14, 1994, July 19, 1995 January 23, 1996, May 10, 1996, and January 29, 1997 as affected by letters dated October 5, 1998 and December 8, 1998 (as amended, the "Lease"). Wells Avenue Senior Holdings LLC has succeeded to the interest of Lessor.

Lessee and Lessor acknowledge that premises subject to the Lease constitute 217,500 square feet.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree to amend the Lease as follows:

1.	The expiration date for the term of the Lease with respect to all space subject to the Lease is hereby amended to January 31, 2000.
2.	Lessee is hereby given the right to elect one of the following options to extend the expiration date for the term of the Lease by providing Lessor with written notice on or prior to December 31, 1998 (collectively the "First Set of Options"):

a.	Lessee may extend the expiration date for the term of the Lease to April 30, 2000, such extension to be for the space subject to the Lease in its "as-is" condition at an annual rental rate equal to 175% of the per square foot rent otherwise payable by Lessee. All other terms of the Lease shall remain unmodified and in full force and effect; or

b.	Lessee may extend the expiration date for the term of the Lease to January 31, 2005, such extension to be for the space subject to the Lease in its "as-is" condition at an annual rental rate of $30.00 per square foot, with a 1999 base year for tax and operating expense escalations and Lessor shall provide Lessee with a $5.00 per square foot improvement allowance. All other terms of the Lease shall remain unmodified and in full force and effect; or

c.	Lessee may extend the expiration date for the term of the Lease to January 31, 2001, such extension to be for the space subject to the Lease in its "as-is" condition at an annual rental rate of $28.50 per square foot, with a 1999 base year for tax and operating expense escalations and Lessee shall have the right to terminate the Lease effective July 31, 2000 by providing written notice to Lessor on or before February 1, 2000. All other terms of the Lease shall remain unmodified and in full force and effect; or

accomplished by amortizing the value of the free rent over a portion of the option term equal to not less than four years with no interest.

6.	Lessor and Lessee each represent that they have dealt with no broker other than Spaulding & Slye (the "Broker") in connection with the transactions contemplated by this amendment and indemnify and hold the other harmless from any claims resulting from a breach of such representation. Lessor shall pay the Broker fees in connection with this amendment pursuant to a separate agreement with the Broker.
7.	This amendment shall not be binding on the parties hereto until consented to by the holder of the first mortgage secured by Lessor's interest in the property subject to the Lease.
8.	Lessor and Lessee shall have the right to extend any date herein for a period of up to ninety days upon mutual agreement.
9.	Notwithstanding anything to the contrary contained in the Lease, Lessee's only obligation with respect to delivery and restoration of the premises subject to the Lease at the expiration of the Lease term shall be to deliver the Leased premises in a clean, broom swept condition.
10.

Except as expressly modified herein, the terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect. Executed as an instrument under seal as of December 8th, 1998.

LESSOR:

WELLS AVENUE SENIOR HOLDINGS LLC

By: /s/ Richard Previdi

Richard Previdi, Authorized Signatory

LESSEE:

PARAMETRIC TECHNOLOGY CORPORATION

By: /s/ Martha L. Durcan

Name: Martha L. Durcan
Title: VP/Special Counsel